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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1(File No. 333-12037) of our report dated September 6, 1996, except as to certain information in Note 20, for which the date is September 12, 1996, on our audits of the consolidated financial statements of Information Management Resources, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts."


                                              Coopers & Lybrand L.L.P.

Tampa, Florida
October 21, 1996